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SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Consent Statement
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☐	Definitive Consent Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CROSS BORDER RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN RESOURCES, INC.

BLACK ROCK CAPITAL, INC.

ALAN W. BARKSDALE

PAUL N. VASSILAKOS

RICHARD Y. ROBERTS

LYNDEN B. ROSE

RANDELL K. FORD

WILLIAM F. MILLER, III

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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CONFIDENTIAL FINAL RELEASE

Red Mountain Resources Files Definitive Consent Statement Seeking to Add Six Members
to Cross Border Resources’ Board of Directors

- Urges Stockholders to Support Red Mountain’s Efforts to Restore Credibility at Cross Border by
Executing and Delivering a WHITE Consent Card -

Dallas, TX – March 15, 2012 – Red Mountain Resources, Inc. (“RMR”) (OTC BB: RDMP.OB), a growth-oriented energy company engaged in the acquisition, development and exploration of oil and natural gas properties, today announced that it has filed definitive consent solicitation materials with the Securities and Exchange Commission and will commence distribution of those soliciting materials to stockholders of Cross Border Resources, Inc. (OTCQX: XBOR) (“Cross Border” or the “Company”), to solicit consents to, among other things, add RMR’s six highly qualified nominees to the Cross Border Board.

RMR, directly and through Black Rock Capital, Inc., its wholly owned subsidiary, is collectively the largest stockholder of Cross Border, owning approximately 29.95% of the outstanding shares of Cross Border. Holders of Cross Border shares as of the close of business on February 21, 2012, the record date for the Consent Solicitation, are entitled to execute and deliver a WHITE consent card in support of RMR’s proposals.

RMR believes the election of its six nominees is essential to restore and maximize stockholder value at Cross Border and to properly address the significant issues facing Cross Border as a result of erratic and inconsistent management of the business and the misallocation of capital and resources.

RMR asks fellow stockholders to consider the following poor decisions overseen by the current Cross Border Board and management:

•	The Board’s decision to engage multiple investment banks and strategic advisors in the course of just nine months.

•	The Board’s decision to waste time and Company resources in pursuit of a merger with American Standard Energy Corporation, whose area of focus is in regions outside of the focus of the Company’s stated strategic plans.

•	Management’s decision to allocate significant resources and capital for acquisition and development of the Wolfberry in the Permian Basin, rather than focus on investments in properties and prospects with better potential returns.

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RMR also questions Cross Border’s recent wave of stockholder-unfriendly corporate governance practices aimed at disenfranchising stockholders and entrenching management and the Board:

•	The Company has not held an annual meeting of stockholders for the election of directors since its inception in 2006 and only agreed to hold an annual meeting this year after RMR petitioned the Nevada court to compel one under state law.

•	The Company adopted an overly restrictive “poison pill” Bylaw amendment in November 2011 and has indicated it intends to use this “poison pill” to “chill” the ability of any stockholder to run a proxy contest to elect an alternate slate of directors. Despite what the Company may have stockholders believe, it intends, at a minimum, to interpret the language of the “poison pill” Bylaw to neutralize any revocable proxies that stockholders may grant to RMR in a proxy solicitation that are in excess of 30% of the Company’s outstanding shares. Such a grossly overbroad interpretation of the already overreaching “poison pill” Bylaw would effectively prevent stockholders from electing an alternate slate of director candidates through either a consent solicitation or at this year’s annual meeting. Do not be misled. The current Board does not want to allow its stockholders to have their voices heard.

•	Less than one week after RMR filed preliminary written consent materials with the Securities and Exchange Commission, the Company amended its Bylaws to take away the ability of stockholders to act by written consent.

•	The Company’s decision to amend the employment agreements of the Chairman and Chief Executive Officer, Everett Willard “Will” Gray II, the Chief Operating Officer and Director, Lawrence J. Risley and the Chief Accounting Officer, Treasurer and Secretary, Nancy S. Stephenson, to include a lump sum 24-month salary payment (six month for Mrs. Stephenson) upon a change of control. These self-serving amendments were effectuated shortly after the Company engaged Keybanc to explore strategic alternatives, including potential transactions that, if consummated, would trigger golden parachutes for these executives, and shortly after the Company was forced to schedule an annual meeting at which Directors Gray and Risley potentially could be ousted.

The Company does not want the voices of its stockholders to be heard or their votes to count, and is intent on doing anything it can to prevent stockholders from having a say on Cross Border’s future. These recent stockholder-unfriendly actions are the work of a Board in fear of losing an election contest and are designed to block the democratic process, limit accountability and further entrench the Board and management team. The current directors have made a mockery out of their fiduciary duties to their stockholders. It’s time to send a loud and clear message that the Company’s stockholders want change now at Cross Border.

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Alan Barksdale, RMR’s CEO, commented, “We are extremely dissatisfied with the current direction of Cross Border and have serious concerns about actions taken by both the management team and the Board of Directors. Management has been unable to unlock value from a set of assets that if managed appropriately, should have been producing stronger results years ago. In addition, the Company chased a business combination that had little to do with its business model, and set its sights on an area of the Permian Basin that provides the lowest return on capital when compared to other properties in the Company’s portfolio. In the meantime, the Board has allowed the management team to continue to mismanage the business, and has adopted overly restrictive Bylaw amendments aimed at further entrenching and enriching the current management team and directors.”

“There is an irrefutable need to elect directors that are capable of ensuring policy changes across the organization that will hold management to its stated business objectives and will uphold good corporate governance. We urge all stockholders to vote on the WHITE proxy card for our competent and experienced slate of proposed director candidates.”

For further information regarding RMR’s consent solicitation, including information on RMR’s six director nominees and when stockholders will receive the WHITE proxy card, stockholders can visit the Securities and Exchange Commission’s website at www.sec.gov. RMR anticipates delivering such information to stockholders on or about March 20, 2012.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments RMR expects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by RMR based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of RMR, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in RMRs filings with the Securities and Exchange Commission (SEC). RMR’s SEC filings are available on its website at www.RedMountainResources.com and on the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made and RMR undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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About Red Mountain Resources, Inc.

Red Mountain Resources, Inc. (OTC BB: RDMP.OB) is a growth-oriented, energy company engaged in the acquisition, development and exploration of oil and natural gas properties. The company’s operations are focused in the Permian Basin of West Texas and Southeast New Mexico and the onshore Gulf Coast of Texas. RMR combines an experienced management and consulting team with a fully-integrated strategy for growth and development. RMR intends to grow production and reserves through development and exploration activities on its existing properties and through acquisitions that meet its long-term objectives for production. For more information, please go to www.RedMountainResources.com.

Contacts:

Nevin Reilly

Sloane & Company

212-446-1893

nreilly@sloanepr.com

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